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                                                                    EXHIBIT 10.2


                             PATTERSON ENERGY, INC.
                                      AND
                           PATTERSON DRILLING COMPANY

                           NON-COMPETITION AGREEMENT



              THIS NON-COMPETITION AGREEMENT is made and entered into this 12th day of June, 1997 (this "Agreement"), between and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC") wholly owned by PEC, and MYRLE GREATHOUSE, an individual residing in Abilene, Texas ("M Greathouse").

                                   RECITALS:

              A. Simultaneously with the execution of this Agreement, PDC has consummated the transactions contemplated by that certain Asset Purchase Agreement, dated June 4, 1997, as amended by the Amendment to Asset Purchase Agreement, dated June 4, 1997 (collectively, as amended, the "Asset Purchase Agreement"), among PEC, PDC and WES-TEX DRILLING COMPANY ("Wes-Tex"), providing for, among other things, the purchase by PDC of the drilling rigs, related equipment, rolling stock and a shop and yard owned by Wes-Tex.

              B. M Greathouse is an officer, a director and a stockholder of Wes-Tex.

              C. The execution and delivery of this Agreement is a condition to the consummation of the Asset Purchase contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

              NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

              1.     Period of Agreement.

              The period of this Agreement shall commence on the date hereof and remain in effect through the first to occur of (i) June 12, 2002, or (ii) a Change in Control of PEC or PDC unless sooner terminated as the result of the death of M Greathouse (the "Non-Compete Period"). For purposes of this Agreement, "Change in Control" shall be deemed to have occurred, if (i) a tender offer shall be made and consummated for the ownership of more than fifty percent of the outstanding voting securities of PEC, or (ii) there is a merger, consolidation or other reorganization of PEC or PDC with another entity and as a result of such merger, consolidation or other reorganization, less than fifty percent of the outstanding voting securities of the surviving or resulting entity shall be owned by the former stockholders of PEC as the same shall have existed immediately prior to such merger, consolidation or other reorganization.
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              2.     Compensation.

              Simultaneously with the execution of this Agreement, PEC and PDC have paid M Greathouse, by cashier's check, the amount of $2 million as partial compensation for entering into this Agreement.

              3.     Covenant Not to Compete.

              (a) M Greathouse covenants and agrees that during the Non-Compete Period, M Greathouse shall not, without the prior written consent of PEC and PDC, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in the business of contract drilling oil and gas wells within District 1, 7B, 7C, 8, 8A, 9, or 10 of Texas as defined by the Texas Railroad Commission on the date of this Agreement or within Chaves, Eddy, Lea, or Roosevelt County, New Mexico (the "Competitive Business"); provided, however, that M Greathouse may: (i) invest and/or engage in any business that routinely provides third-party services (as such term is commonly used in the contract oil and gas well drilling business) to a Competitive Business, but is not engaged in the actual conduct of a Competitive Business; or (ii) invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PEC or PDC or any affiliate of PEC or PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which M Greathouse is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which M Greathouse is in breach of the terms of this section.

              (b) It is understood by and between the parties hereto that the foregoing covenant by M Greathouse not to enter into competition with PEC or PDC as set forth in Section 3(a) hereof is an essential element of this Agreement and the Asset Purchase Agreement and that, but for the agreement of M Greathouse to comply with such covenant, neither PEC nor PDC would have agreed to enter into this Agreement or the Asset Purchase Agreement. PEC and PDC on the one hand and M Greathouse on the other hand have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PEC and PDC and their respective affiliates. M Greathouse agrees that such covenant is reasonable




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in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on M Greathouse.

              4.     Restrictions on Soliciting Business of PEC and PDC.

              M Greathouse further covenants and agrees that during the Non-Compete Period, M Greathouse will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PEC and PDC:

              (a) Solicit or hire any of the employees of PEC or PDC or solicit or take away any of PEC's or PDC's customers, lessors, or suppliers or attempt any of the foregoing:

              (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in
Section 3 hereof; or

              (c) Engage in any act which would interfere with or harm any business relationship PEC or PDC has with any customer, lessor, employee, principal or supplier.

              5.     Specific Performance.

              Without intending to limit the remedies available to PEC or PDC, M Greathouse acknowledges that PEC or PDC will have no adequate remedies at law if M Greathouse violates the terms of Section 3 or 4, hereof. In such event, M Greathouse agrees that PEC or PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PEC or PDC from pursuing any other remedies available to PEC or PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from M Greathouse.

              The provisions of this Section 5 shall survive the expiration, termination or cancellation of this Agreement.

              6.     Attorneys Fees and Costs.

              If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.





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              7.     Representations and Warranties of PEC, PDC and
M Greathouse.

              (a) Representations and Warranties of PEC and PDC. PEC and PDC hereby jointly and severally represent and warrant to M Greathouse that:
(i) they have all requisite power to enter into and perform their obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PEC and PDC; (iii) the execution of this Agreement by PEC and PDC and performance of their obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PEC and PDC.

              (b)    Representations and Warranties of M Greathouse.
M Greathouse hereby represents and warrants to PEC and PDC that: (i)
M Greathouse has the capacity and power to enter into and perform obligations of M Greathouse under this Agreement; (ii) M Greathouse has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of M Greathouse hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of M Greathouse.

              8.     General Provisions.

              (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

              (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

              (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in Texas having jurisdiction, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

              (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.





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              (e)    Assignability.  This Agreement will be binding upon the
parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PEC or PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of M Greathouse.

              (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

              (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

              (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

              (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.


              To PEC:

                            Patterson Energy, Inc.
                            4510 Lamesa Highway
                            P.O. Drawer 1410
                            Snyder, Texas 79550
                            Facsimile:  (915) 573-0281
                            Attention:  Cloyce A. Talbott
                                        Chairman and Chief Executive Officer





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              To PDC:

                            Patterson Drilling Company
                            4510 Lamesa Highway
                            P.O. Drawer 1410
                            Snyder, Texas 79550
                            Facsimile:  (915) 573-0281
                            Attention:  A. Glenn Patterson
                                        President and Chief Operating Officer

              To M Greathouse:

                            Myrle Greathouse
                            400 Pine Street
                            P.O. Box 3759
                            Abilene, Texas 79604


              (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.





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              IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.


                                       "PEC"

                                       PATTERSON ENERGY, INC.


                                       By: /s/ Cloyce A. Talbott
                                          --------------------------------------
                                           Cloyce A. Talbott
                                           Chairman and Chief Executive Officer

                                       "PDC"

                                       PATTERSON DRILLING COMPANY


                                       By: /s/ A. Glenn Patterson
                                          --------------------------------------
                                           A. Glenn Patterson
                                           President and Chief Operating Officer


                                       "M GREATHOUSE"


                                        /s/ Myrle Greathouse
                                       -----------------------------------------
                                       Myrle Greathouse





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